Exhibit 5

                      TRANSACTIONS IN SHARES OF THE COMPANY

                  The Reporting Persons engaged in the following sales of Shares of the Company during the past 60 days. All such transactions involved sales of Shares and were effected on The New York Stock Exchange.

  Reporting Person                                                           Price per Share
     with Direct                Date of                                         (Excluding
Beneficial Ownership          Transaction           Number of Shares           Commissions)
----------------------     ------------------     ---------------------    ---------------------
      Greenbelt                12/28/01                  38,000                  $4.4045
      Greenbelt                12/31/01                  95,000                  $4.5575
      Greenbelt                01/10/02                 101,900                   $3.36
      Greensea                 02/06/02                 101,900                  $1.1233
      Greenbelt                02/06/02                  15,100                  $1.1233